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                         Independent Auditors' Consent

The Board of Directors
LaBarge, Inc,:

We consent to the use of our reports incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the prospectus.

                                           KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
st. Louis Missouri
July 23, 1996